CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Gum Tech International, Inc., of our report dated January 24, 1997, except for Note 12 as to which the date is March 6, 1997, relating to the financial statements of Gum Tech International, Inc. for the years ended December 31, 1996 and 1995, and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.


                                   Angell & Deering
                                   Certified Public Accountants


Denver, Colorado
June 6, 1997